Exhibit 99.1

DANGOT COMPUTERS LTD

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020, and 2019

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2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder of Dangot Computers LTD:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Dangot Computers LTD and Subsidiary (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the board of directors and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ Barzily and Co
Barzily and Co

Jerusalem, Israel
August 12, 2021

We have served as the Company’s auditor since 2021.

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DANGOT COMPUTERS LTD

CONSOLIDATED BALANCE SHEETS

As of December 31,

In thousands except share and per share data		2020		2019	2020(*)
ASSETS
Current assets
Cash and cash equivalents	NIS	4,796	NIS	3,222	$1492
Short term -restricted cash		150		-	47
Accounts receivable, net		46,050		41,670	14,323
Inventory		13,578		15,489	4,223
Prepaid expenses and other receivables		2,564		1,605	798
Total current assets		67,138		61,986	20,883
Non-current assets
Property and equipment, net of accumulated depreciation of NIS 5,061 and NIS 4,383, respectively		2,081		3,111	647
Investment - associated companies		888		1,297	276
Income receivable, long term		3,456		2,370	1,075
Goodwill		234		234	73
Deferred tax asset, net		739		932	230
Right-of-use operating assets		8,585		10,091	2,670
Accrued severance fund		-		230	-
Prepaid expenses-long term		-		49	-
Total assets	NIS	83,121	NIS	80,300	$25,854

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable	NIS	33,064	NIS	29,742	$10,284
Accrued payroll		3,602		3,305	1,120
Line of credit		6,312		9,318	1,963
Loan, current portion		490		-	152
Operating lease liability, current portion		3,095		3,169	963
Deferred revenue		3,182		2,885	990
Other current liabilities		2,891		1,400	899
Total current liabilities		52,636		49,819	16,371

Long term liabilities
Loan, less current portion		2,510		-	781
Operating lease liability, less current portion		5,605		7,012	1,743
Accrued severance pay, net		50		-	16
Total liabilities	NIS	60,801	NIS	56,831	$18,911

Stockholder’s equity
Common stock; NIS 1.00 par value;10,000 shares authorized; 10,000 shares issued and outstanding as of December 31, 2020 and 2019		10		10	3
Additional paid-in capital		50		50	16
Retained earnings		22,260		23,400	6,924
Non-controlling interest		(**)		9
Total stockholder’s equity		22,320		23,469	6,943
Total liabilities and stockholder’s equity	NIS	83,121	NIS	80,300	$25,854

(*) Convenience Translation into US Dollars- See Note 20.

(**) Non-controlling interest amounted to less than NIS 1 thousand.

The accompanying notes to the financials should be read in conjunction with these consolidated financial statements.

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DANGOT COMPUTERS LTD

CONSOLIDATED STATEMENTS OF INCOME

For the Years Ended December 31,

In thousands		2020		2019	2020(*)
Revenues
Product	NIS	111,501	NIS	100,837	$34,682
Service		8,367		8,754	2,602
		119,868		109,591	37,284

Cost of goods sales		92,744		84,095	28,847

Gross profit		27,124		25,496	8,437

Operating expenses
Selling, general and administrative		19,690		19,743	6,125
Depreciation and amortization		1,145		444	356
		20,835		20,187	6,481

Income from operations		6,289		5,309	1,956

Other income (expense)
Interest expense		(387)		(592)	(120)
Share in income of associated companies		234		144	73
Gain on sale of associated company		1,000		-	311
Other income (expenses)		149		(68)	46
Total other income (expense)		996		(516)	310

Income before income taxes		7,285		4,793	2,266

Taxes on income		1,434		982	446

Consolidated net income		5,851		3,811	1,820
Net (loss), attributable to non-controlling interest		(9)		(104)	(3)

Net income attributable to Dangot Computers LTD shareholders	NIS	5,860	NIS	3,915	$1,823

(*) Convenience Translation into US Dollars-See Note 20.

The accompanying notes to the financials should be read in conjunction with these consolidated financial statements.

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DANGOT COMPUTERS LTD

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

For the Years Ended December 31, 2020, and 2019

	Common Stock			Additional Paid-in		Retained		Non-controlling		Total Stockholder’s
(In thousands, except shares data)	Shares	Amount		Capital		Earnings		Interest		Equity

Balance, December 31, 2018	10,000	NIS	10	NIS	50	NIS	19,485	NIS	113	NIS	19,658
Net income (loss)	-		-		-		3,915		(104)		3,811
Balance, December 31, 2019	10,000	NIS	10	NIS	50	NIS	23,400	NIS	9	NIS	23,469
Net income (loss)	-		-		-		5,860		(9)		5,851
Dividend	-		-		-		(7,000)		-		(7,000)
Balance, December 31, 2020	10,000	NIS	10	NIS	50	NIS	22,260	NIS	-	NIS	22,320

The accompanying notes to the financials should be read in conjunction with these consolidated financial statements.

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DANGOT COMPUTERS LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31,

In thousands	2020		2019
Cash flows from operating activities
Net income	NIS	5,851	NIS	3,811
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		1,145		444
Right-of-use operating assets		3,253		2,961
Bad debts (recoveries)		(1,876)		1,821
Share in income of associated companies		(234)		(144)
Gain from sale of associated company		(1,000)		-
Change in deferred taxes, net		193		(340)
Interest expenses to associated company		(6)		27

Changes in assets and liabilities:
Accounts receivable, net		(2,503)		678
Other receivables & prepaid expenses		(958)		539
Inventory		1,911		(2,301)
Accrued severance pay, net		280		(925)
Accounts payable		3,322		(1,362)
Other current liabilities, deferred revenue, and accrued payroll		2,132		606
Operating lease liability		(3,228)		(2,871)
Long-term income receivable		(1,086)		-
Net cash provided by operating activities		7,196		2,944

Cash flows from investing activities
Purchase of property and equipment		(115)		(1,217)
Loan collection from associated companies		649		-
Proceeds from sale of associated company		1,000		-
Investment in deposits		(150)		-
Net cash provided by (used in) investing activities		1,384		(1,217)

Cash flows from financing activities
Line of credit		(3,006)		(1,395)
Proceeds of long-term loan		3,000		1,193
Dividend payment		(7,000)		-
Net cash (used in) provided by financing activities		(7,006)		(202)

Net increase in cash		1,574		1,525
Cash beginning of year		3,222		1,697
Cash, end of year	NIS	4,796	NIS	3,222

The accompanying notes to the financials should be read in conjunction with these consolidated financial statements.

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Supplementary information on investing and financing activities not involving cash flows:

Non-cash activities:

	For the year ended December 31
In thousands		2020		2019
Right-of-use operating assets	NIS	1,747	NIS	13,052	(*)
Supplemental disclosure of cash flow activities:

Cash paid (received), net during the year for:

Income taxes	NIS	1,597	NIS	1,508
Interest	NIS	280	NIS	315

(*) Including NIS 10,907 thousand from the adoption of ASC 842 lease standard, on December 1, 2019.

The accompanying notes to the financials should be read in conjunction with these consolidated financial statements.

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DANGOT COMPUTERS LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2020 and 2019

NOTE 1 – NATURE OF OPERATIONS

Dangot Computers LTD, an Israeli based company, together with its wholly owned subsidiary, referred to herein as “we,” “us,” “our,” “Dangot,” or the “Company”, was established in 1989. Dangot is a leader in the field of automation and frictionless equipment. Dangot provides innovative technologies including:

●	frictionless automated order processing & digital payment processing products for the retail, fast food and parking markets;
●	integrated workstations for physicians, drug delivery and blood tests;
●	robotics for smart warehouses; point of sales, self-check in management, and other state of the art solutions

Since 1991, Dangot holds a 90% interest in Dannet Advanced Technologies LTD (“Dannet”). The remaining 10% ownership is privately held by Mr. Haim Dangot, our Chief Executive Officer and sole shareholder. Dannet engaged in the sale of communications and computing products, mainly Barcode products, produced by Zebra Technologies Corporation. On January 1, 2019, an agreement was signed between the company and Dannet, according to which Dangot acquired its operations. The sale of the activity was made under the comnon control and has no effect on the consolidated financial statements. Over the first quarter of 2020, Dannet ended operations and moved all employees directly to Dangot.

Neway Distribution LTD (“Neway”) engages in the distribution of barcode products in Israel and Europe through a wholly owned subsidiary in Romania - S.C. Neway Distribution Romania SRL (hereinafter “Romania Neway”). Since 2011, Dangot has held 50% of the shares in Neway Distribution LTD (hereinafter: “Neway”). Neway is held in joint control with another partner holding 50%. All decisions are made unanimously, and the Company implements FASB ASC 323, The Equity Method.

COVID-19

The outbreak of the COVID-19 pandemic continues to affect Israel and the world, including in the primary regions we operate. The Israeli government issued temporary Executive Orders in 2020, that, among other stipulations, effectively limited in-person work activities for most industries and businesses having the effect of suspending or severely curtailing operations. Many of these orders have now been lifted. To date, we have not incurred any significant interruptions to our day-to-day operations or supply chain, except some of our employees have or are working remotely.

In response to the COVID-19 pandemic, we proactively implemented certain measures to strengthen cash flow, manage costs, strengthen liquidity and enhance employee safety. These measures included the reduction of payroll costs, a reduction in capital expenditures and other discretionary spending, the elimination of most business travel and restriction of visitors to our corporate office, enhanced cleaning and disinfection procedures at our corporate office and branch locations, promotion of social distancing and the wearing of face coverings (masks) at our corporate office and branch locations, and requirements for employees to work from home where possible.

While revenues for the year ending December 31, 2020, were up 10% compared to revenues for the same period in 2019, COVID-19 had an impact on our gross margin. Total gross margin percentage dropped 2% for the year ended December 31, 2020, compared to 2019. Now that most Israeli adults have been vaccinated, many of the protective orders are being lifted. The extent of the ultimate impact of the pandemic on our operational and financial performance will depend on various developments, including the duration and spread of the outbreak, the impact on capital and financial markets, governmental limitations on business operations generally, and its and their impact on potential customers, employees, vendors and distribution partners, all of which cannot be reasonably predicted at this time.

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NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include the financial position and results of operations of Dangot and the owned subsidiary.

All significant intercompany accounts and transactions have been eliminated in these consolidated financial statements. Business combinations are included in the consolidated financial statements from their respective dates of acquisition.

Use of Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, which requires management to use its judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. These assumptions and estimates could have a material effect on our consolidated financial statements. Actual results may differ materially from those estimates. We review our estimates on an ongoing basis based on information currently available, and changes in facts and circumstances may cause us to revise these estimates.

Cash and Cash Equivalents

Cash consists of petty cash, checking, savings, and money market accounts. all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2020, and 2019.

Short-term deposits and restricted deposits

Short-term deposits include deposits with original maturities of more than three months and less than one year. Such deposits are presented at cost (including accrued interest) which approximates their fair value. Restricted deposits are used to secure certain of the Company’s ongoing projects and are classified under other long-term receivables. The Company maintains its cash in bank deposit accounts. Currently, there is no official deposit insurance in Israel, but in practice, the state has supported the customers of banks that failed.

Accounts Receivable, net

We manage credit risk associated with our accounts receivable at the customer level. Because the same customers typically generate the revenues that are accounted for under both Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606) and Accounting Standards Codification Topic 326, Credit Losses (Topic 326), the discussions below on credit risk and our allowances for doubtful accounts address our total revenues from Topic 606 and Topic 326.

We believe concentration of credit risk, with respect to our receivables, is limited because our customer base is comprised of a number of geographically diverse customers. We manage credit risk through credit approvals, credit limits and other monitoring procedures.

Pursuant to Topic 326 for our accounts receivables, we maintain an allowance for doubtful accounts that reflects our estimate of our expected credit losses. Our allowance is estimated using a loss rate model based on delinquency. The estimated loss rate is based on our historical experience with specific customers, our understanding of our current economic circumstances, reasonable and supportable forecasts, and our own judgment as to the likelihood of ultimate payment based upon available data. We perform credit evaluations of customers and establish credit limits based on reviews of our customers’ current credit information and payment histories. We believe our credit risk is somewhat mitigated by our geographically diverse customer base and our credit evaluation procedures. The actual rate of future credit losses, however, may not be similar to past experience. Our estimate of doubtful accounts could change based on changing circumstances, including changes in the economy or in the particular circumstances of individual customers. Accordingly, we may be required to increase or decrease our allowance for doubtful accounts. Based on management’s evaluation, accounts receivable includes a balance in the allowance for doubtful accounts of NIS1,707 thousand and NIS3,304 thousand as of December 31, 2020, and 2019, respectively.

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Inventory

Substantially all inventory consists of finished goods which are valued at the lower of actual cost or net realizable value; where net realizable value is considered to be estimated selling price in the ordinary course of business, less reasonably predictable cost of completion, disposal and transportation.

Dangot’s inventory is valued using the first-in, first-out method.

Prepaid Expenses and Other Receivables

Other receivables are amounts due to the Company outside the current business activity (commercial activity). The other receivables mainly consist of amounts due from government institutions (income tax authorities, VAT), employee advances, advances to and refunds from suppliers. The company pays advances for one year ahead of operating leasing contracts for vehicles.

Property and Equipment

Our equipment and leasehold improvements are recorded at cost and depreciated using either straight-line over the estimated useful lives or the term of the lease. Ordinary repair and maintenance costs are included in sales, general and administrative (“SG&A”) expenses on our consolidated statements of operations. However, expenditures for additions or improvements that significantly extend the useful life of the asset are capitalized in the period incurred. At the time assets are sold or disposed of, the cost and accumulated depreciation are removed from their respective accounts and the related gains or losses are reflected in the statements of operations in gains from sales of property and equipment, net.

We periodically evaluate the appropriateness of remaining depreciable lives assigned to property and equipment. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the remaining term of the lease, whichever is shorter. Depreciation expense for the years ended December 31, 2020 and 2019 was NIS1,145 thousand and NIS444 thousand, respectively. Generally, we assign the following estimated useful lives to these categories:

Category	Estimated Useful Life
Computers and computer equipment	3 to 5 years
Furniture and office equipment	5 to 7 years
printers, credit card terminals	5 to 7 years
Leasehold improvements	10 years

Goodwill

Goodwill is the excess of the consideration transferred plus the fair value of any non-controlling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired. We evaluate goodwill for impairment annually or more frequently, if triggering events occur or other impairment indicators arise which might impair recoverability.

Application of the goodwill impairment test requires judgment. We performed a Step 1 quantitative assessment of goodwill impairment as of December 31, 2020, and 2019, our annual impairment test dates. We compared the carrying value inclusive of goodwill and definite-lived intangible assets, to its fair value. We estimated the fair value of these reporting units by weighting results from the income approach and the market approach, as further described below. Based on these quantitative tests, we determined there was no impairment as of December 31, 2020, and 2019.

The Company’s goodwill resulted from the acquisition of Dannet. When Dannet was acquired, the distribution rights for “Zebra” supplier products were created. Zebra products are sold in high amounts during each year that reflect the value of the goodwill displayed in the Company. The Company reviews for impairment every year based on decrease in sales of Zebra supplier products. So far, no decrease has been found that would cause the value of the goodwill to be impaired.

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Investment – Associated Companies

The Company accounts for an investment in associated companies using the equity method of accounting if management determines that it has significant influence over the operations and financial policies of the investee. The equity method of accounting requires the Company to recognize its share of the earnings and losses in the investee in the periods in which they are reflected in the accounts of the investee. The balance is increased to reflect the Company’s capital contributions and equity in earnings of the associated companies. The balance is decreased for its equity in losses of the associated companies and for distributions received that are not in excess of the carrying value amount of the investment.

Noncontrolling Interests

The Company accounts for noncontrolling interests in accordance with FASB ASC 810, Consolidation (“ASC 810”). ASC 810 requires companies with non-controlling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity. The non-controlling interest’s portion of net income must also be clearly presented on the income statement.

Leases

We adopted ASU 2016-02, Leases (Topic 842): effective January 1, 2019. We determine whether an arrangement is a lease at the inception of the arrangement based on the terms and conditions in the contract. A contract contains a lease if there is an identified asset, and we have the right to control the asset for a period of time in exchange for consideration. Lease arrangements can take several forms. Some arrangements are clearly within the scope of lease accounting, such as a real estate contract that provides an explicit contractual right to use a building for a specified period of time in exchange for consideration. However, the right to use an asset can also be conveyed through arrangements that are not leases in form, such as leases embedded within service and supply contracts. We analyse all arrangements with potential embedded leases to determine if an identified asset is present, if substantive substitution rights are present, and if the arrangement provides the customer control of the asset.

Our lease portfolio is substantially comprised of operating leases related to leases of real estate and improvements. From time to time, we may also lease various types of small equipment and vehicles.

Operating lease right-of-use (“ROU”) assets represent our right to use an individual asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide the lessor’s implicit rate, we use our incremental borrowing rate (“IBR”) at the commencement date in determining the present value of lease payments by utilizing a fully collateralized rate for a fully amortizing loan with the same term as the lease.

Lease terms include options to extend the lease when it is reasonably certain those options will be exercised. For leases with terms greater than 12 months, we record the related asset and obligation at the present value of lease payments over the term. Our leases can include rental escalation clauses, renewal options and/or termination options that are factored into our determination of lease payments when such renewal options and/or termination options are reasonably certain of exercise.

A ROU asset is subject to the same impairment guidance as assets categorized as plant, property, and equipment. As such, any impairment loss on ROU assets is presented in the same manner as an impairment loss recognized on other long-lived assets.

A lease modification is a change to the terms and conditions of a contract that change the scope or consideration of a lease. For example, a change to the terms and conditions to the contract that adds or terminates the right to use one or more underlying assets, or extends or shortens the contractual lease term, is a modification. Depending on facts and circumstances, a lease modification may be accounted as either: (1) the original lease plus the lease of a separate asset(s) or (2) a modified lease. A lease will be remeasured if there are changes to the lease contract that do not give rise to a separate lease.

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Revenue Recognition.

When entering into contracts with our customers, we review the following five steps outlined in Topic 606:

i.	Identify the contract with our customer.
ii.	Identify the performance obligations in the contract.
iii.	Determine the transaction price.
iv.	Allocate the transaction price to the performance obligations. And
v.	Evaluate the satisfaction of the performance obligations,

We account for contracts, with our customers, when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are established, the contract has commercial substance and collectability of consideration is probable.

We evaluate, in accordance with Topic 606, whether or not we meet the criteria to be a principal and record the revenue on a gross basis. We are considered a principal if we obtain control of any one of the following:

i.	A good or another asset from another party that we then transfer to our customer.
ii.	A right to a service to be performed by another party, which gives the us the ability to direct that party to provide the service to the customer on our behalf,
iii.	A good or service from another party that we then combine with other goods or services in providing the specified good or service to our customer.

We have certain relationships with manufacturers and suppliers to sell us products or provide services. Our contracts may transfer to our customer a right to a future service or product to be provided by our manufacturer or supplier. When a specified good or service is a right to a good or service is provided by a manufacturer or supplier, we evaluate whether we control the right to the goods or services before that right is transferred to the customer rather than whether we control the underlying goods or services.

Indicators that we control the specified good or service before it is transferred to the customer (and we are therefore a principal) include, but are not limited to, the following:

i.	We are responsible for fulfilling the promise to provide the specified good or service. This typically includes responsibility for the acceptability of the specified good or service. If we are primarily responsible for fulfilling the promise to provide the specified good or service, this may indicate that the other party involved in providing the specified good or service is acting on our behalf. Often, we provide value added services (combining hardware, integrating hardware to software, etc.) to the products and services purchased from our manufacturers and suppliers.

ii.	We have inventory risk before the specified good or service has been transferred to a customer. Our purchases of products or services from our manufactures and suppliers is evidenced by our issuing a binding purchase order contract with the negotiated terms including specifications, pricing, delivery among other things. Our obligation for purchased products and services is mutually exclusive of our customers’ performance (failure to take acceptance, make payment, etc.)

iii.	We have sole discretion in establishing our price for the specified good or service. Establishing the price our customer pays for a specified good or service may indicate we have the ability to direct the use of that good or service and obtain substantially all of the remaining benefits. We control and set the pricing for the product or services to be provided to our customers.

If the terms of a transaction do not indicate we are acting as a principal in the transaction, we are then considered acting as an agent and the associated revenues would be recognized on a net basis.

As principal, when (or as) we satisfy a performance obligation, we recognize revenue in the gross amount of consideration which we expect to be entitled in exchange for the specified good or service transferred. We are an agent if our performance obligation is to arrange for the provision of the specified good or service by another party. As an agent, we do not control the specified good or service provided by another party before that good or service is transferred to our customer. As an agent, when (or as) we satisfy a performance obligation, we recognize revenue in the amount of any fee or commission which we expect to be entitled in exchange for arranging for the specified goods or services to be provided by another party to our customer.

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Under Topic 606, we recognize revenue (on either a gross or net basis previously discussed) only when we satisfy a performance obligation by transferring a promised good or service to our customer. A good or service is considered to be transferred when the customer obtains control. The standard defines control as an entity’s ability to direct the use of, and obtain substantially all of the remaining benefits from, an asset. We recognize revenue (either gross or net) once control has passed to the customer. The following indicators are evaluated in determining when control has passed to the customer:

i.	We have a right to payment for the product or service,
ii.	The customer has legal title to the product,
iii.	We have transferred physical possession of the product to the customer,
iv.	The customer has the risk and rewards of ownership of the product, and
v.	The customer has accepted the product.

Revenue Recognition for Hardware. Revenues from sales of hardware products are recognized on a gross basis as we are acting as a principal in these transactions, with the selling price to the customer recorded as sales and the acquisition cost of the product recorded as cost of sales. We recognize revenue from these transactions when control has passed to the customer.

Manufacturers and suppliers, from whom we purchase hardware, often provide their warranties only providing assurance the products and services will conform to their specifications. These assurance type warranties are not sold separately and are not considered separate performance obligations. For warranties, where we are arranging those services be provided by a third-party, we are acting as an agent in the transaction and records revenue on a net basis at the point of sale.

Revenue Recognition for Service and Maintenance Contracts. We have both a service department and an annual service contracts department. Each of these departments provides service and maintenance contracts for purchase by customers. These are considered separate performance obligation and are billed separately. Revenue from service and maintenance is recognized either on a time and materials basis or proportionally, as costs are incurred for fixed fee project work. Revenue is recognized on a gross basis each month as work is performed and we transfer those services.

Revenues from the sale of service and maintenance contracts, provided by us, are recognized over the period the service is provided. As the customer receives the benefit of the service each month, we recognize the respective revenue on a gross basis as we are acting as a principal in the transaction.

Freight Costs. We record both the freight billed to our customers and the related freight costs as cost of sales when the underlying product revenue is recognized. For freight not billed to its customers, we record the freight costs as cost of sales. The Company considers shipping to be a fulfilment activity and not a separate performance obligation.

Advertising

The Company expenses marketing and advertising costs as incurred. During 2020 and 2019, the Company incurred NIS53 thousand and NIS79 thousand, respectively, on marketing and advertising.

Foreign Currency Translation

Our consolidated financial statements are presented in Israeli shekels (NIS). The functional currency for the Company is NIS. Transactions in currencies other than the functional currency are recorded using the appropriate exchange rate at the time of the transaction. Expenses and income items are converted using the weighted average exchange rates for the reporting period. On December 31, 2020, and 2019, the dollar / shekel exchange rates were 3.215 and 3.456, respectively.

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Income Taxes

We account for our income taxes in accordance with Income Taxes Topic of the FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for consolidated financial reporting purposes and such amounts recognized for tax purposes and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

We also follow the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

Our income is subject to taxation in Israel. Significant judgment is required in evaluating the Company’s tax positions and determining its provision for income taxes. The Company establishes reserves for income tax-related uncertainties based on estimates of whether, and the extent to which, additional taxes will be due. These reserves for tax contingencies are established when we believe positions do not meet the more-likely-than-not recognition threshold. We adjust uncertain tax liabilities considering changing facts and circumstances, such as the outcome of a tax audit or lapse of a statute of limitations. The provision for income taxes includes the impact of uncertain tax liabilities and changes in liabilities that are considered appropriate.

Reclassifications and Comparability

Certain amounts in the financial statements of prior years have been reclassified to conform to the current year presentation for comparative purposes. This had no effect on total assets or net income.

Recent Accounting Pronouncements

Pronouncements Not Yet Adopted

In December 2019, the FASB issued Accounting Standards Update (“ASU”) No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The guidance removes the following exceptions: 1) exception to the incremental approach for intraperiod tax allocation when there is a loss from continuing operations and income or a gain from other items, 2) exception to the requirement to recognize a deferred tax liability for equity method investments when a foreign subsidiary becomes an equity method investment, 3) exception to the ability not to recognize a deferred tax liability for a foreign subsidiary when a foreign equity method investment becomes a subsidiary and 4) exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. Additionally, the guidance simplifies the accounting for income taxes by: 1) requiring that an entity recognize a franchise tax (or similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax, 2) requiring that an entity evaluate when a step up in the tax basis of goodwill should be considered part of the business combination in which the book goodwill was originally recognized and when it should be considered a separate transaction, 3) specifying that an entity is not required to allocate the consolidated amount of current and deferred tax expense to a legal entity that is not subject to tax in its separate financial statements (although the entity may elect to do so (on an entity-by-entity basis) for a legal entity that is both not subject to tax and disregarded by the taxing authority), 4) requiring that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date and 5) making minor improvements for income tax accounting related to employee stock ownership plans and investments in qualified affordable housing projects accounted for using the equity method. ASU 2019-12 became effective on January 1, 2021 and is not expected to have a material impact on our consolidated financial statements.

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NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following as of December 31:

In thousands	2020		2019
Trade accounts receivable	NIS	38,724	NIS	39,049
Checks for collection		3,965		4,086
Income receivable		3,867		1,166
Credit card		1,201		952
Less: Allowance for doubtful accounts		(1,707)		(3,583)
Total Accounts Receivable net	NIS	46,050	NIS	41,670

NOTE 4 – PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses and other receivables consisted of the following as of December 31:

In thousands	2020		2019
Other receivables *	NIS	1,726	NIS	228
Israel Tax Authority		360		628
Prepaid expenses		294		357
Supplier advance		184		163
Related party		-		229
Total Prepaid expenses and Other Accounts Receivable	NIS	2,564	NIS	1,605

* Other receivable consists primarily of HP supplier’s refunds - see Note 16

NOTE 5 – INVENTORY

Inventory consisted of the following as of December 31:

In thousands	2020		2019
Finished goods	NIS	14,735	NIS	17,007
Valuation: Allowance		(1,157)		(1,518)
Total inventories	NIS	13,578	NIS	15,489

To record inventory at the lower of cost or net realizable value, the Company evaluates the value annually. At December 31, 2020 and 2019, the Company recorded a valuation allowance of NIS 1,157 and NIS1, 518 thousand, respectively, for warehouse, laboratory, and technicians’ inventory.

NOTE 6 – INCOME RECEIVABLE, LONG-TERM

The Company sells to its customers cash register positions for 36 payments over 3 years. Control of the product passes to the customer on the first day of the sale. Also, the customer bears the responsibility of the product. No significant financing component was found that the company should capitalize for the transaction. Following the transaction, long term income receivable as of December 31, 2020 and 2019 was NIS 3,456 thousand and NIS 2,370 thousand, respectively.

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NOTE 7 – INVESTMENT – ASSOCIATED COMPANIES

Neway

During 2011, the Company, together with a partner, established a jointly controlled company for the distribution of the company’s products in Israel and abroad called “Neway”. The holding for the company and the partner was 50 percent.

In accordance with US GAAP, the Company has applied the equity method to its investment. In addition, during 2017, the Company advanced Neway, an owner loan. During 2020, the total loan was repaid to the company. The investment account in Neway as of December 31, 2020 and 2019 amounted to NIS 888 thousand and 748 thousand, respectively.

Credid

During 2016, the Company, together with two other partners, established a company called “Credid”. The Company’s goal was to engage in the field of clearing credit card payments. Each partner owner one-third of Credid. In accordance with US GAAP, the Company applied the equity method for its investment in Credid. During 2020, the company sold its investment in Credid and recognized a gain for NIS 1 million.

Credid’s investment account as of December 31, 2019, amounted to NIS 549 thousand.

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED PAYROLL

Accounts payable consisted of the following as of December 31:

In thousands	2020		2019
Trade accounts payable	NIS	24,735	NIS	21,491
Checks payable		8,329		8,251
Total accounts payable	NIS	33,064	NIS	29,742

Accounts payable consists of payables due to vendors in the ordinary course of business. The largest vendor made up 25% and 31% of our accounts payable in 2020 and 2019, respectively.

The Company’s accrued payroll liability consists mainly of salary, salary institutions, insurance funds, and provisions for vacation and illness. The accrued wages are paid at the beginning of the following month. Accrued payroll as of December 31, 2020, and 2019, were NIS3,602 thousands and NIS3,305 thousand, respectively.

NOTE 9 – ACCRUED SEVERANCE PAY

The Company and its subsidiary obligations for severance pay (for the period for which the employees were not covered under Section 14 of the Severance Pay Law, 1963) is calculated pursuant to the Israeli Severance Pay Law based on the most recent salary of the employee multiplied by the number of years of employment as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment or a portion thereof. The designation deposited in the compensation fund includes profits accrued up to the balance sheet date. The funds deposited can be withdrawn only after the obligations under the Dismissal Compensation Act have been fulfilled. Severance expenses, (income) as of December 31, 2020, and, 2019 amounted to NIS 280 thousands, and NIS (925) thousands, respectively. Net liability, (asset) for compensation in respect of severance pay (less the designated fund) in 2020 and 2019 amounted to NIS 50 and NIS (230) thousands, respectively.

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NOTE 10 – LINE OF CREDIT

The Company uses short term loans to finance its operations. These loans are generally repaid monthly. At December 31, 2020, short-term credit consists of a loan from Bank Hapoalim in the amount of NIS 2 million and another NIS 4.3 million from Bank Leumi.

In 2019, short-term credit in the amount of NIS 9.3 million consists of a loan from Bank Leumi in the amount of NIS 7.3 million, and a loan from Bank Hapoalim in the amount of NIS 2 million.

The interest rate on the loans is Prime + 1.1% by Leumi Bank and Prime+ 1.15% by Pohalim Bank. For 2020 and 2019 years, the Israeli prime interest rate was 1.6% and 1.75%, respectively.

All the line of credit loans are repaid within about a month. In addition, some of the short term loans from the banks are accompanied by financial ratio and guarantees / liens that the Company must meet. See Note 18

NOTE 11 – OTHER CURRENT LIABILITIES

Other current liabilities consisted of the following as of December 31:

In thousands	2020		2019
Accrued expenses	NIS	2,072	NIS	795
VAT		630		447
Warranty		158		158
Related party		31		-
Total other current liabilities	NIS	2,891	NIS	1,400

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Operating Leases

As of December 31, 2020, we had 4 operating leases assets and vehicles leases as follows:

The Company leases warehouses (Rival and Hofman), work buildings (Gamdan and Yad harutzim 14), and car rentals agents (“Avis”,”Shlomo”,”Pricelist”, “Albar”). All warehouses, vehicle services and work buildings are used for day-to-day business operations with lease terms of at least one year. The Company has the right to control the leased property for the business purpose defined in the lease contract. We have included these leases under the standard FASB ASC 842.

The vehicles leases constitute an operating lease for a period of 36 months with fixed payments. In addition, there are 2 warehouses and two buildings in which it carries out its day-to-day operations. “Yad Harutzim 14” serves as the company’s main building on the 2nd and 3rd floors (leased by the controlling owner Haim Dangot) and is used by the management and most of the sales staff, technicians, etc. This structure is leased for the period until November 2024 and is paid in monthly installments that vary over time (between NIS62-65 thousand). Gamden is also used as part of the company building (1st floor). The period of the property including the option will be until the end of 2023. The monthly payments range from NIS22-25 thousand. “Rivel” serves as a warehouse for the use and storage of the company’s products and is located near the main building of the company. The payment is monthly and varies from NIS40 to 42 thousand. The lease period, including an extension option, will last until June 2025. “Hoffman” is another small warehouse with a monthly payment ranging from NIS3 thousand and is used to store the company’s products. The rental period will last until June 2021.

All leases are considered operating lease as they are leased for a fixed period and are returned at the end of the lease period.

Effective January 1, 2019, we adopted Topic 842. Targeted Improvements. As of December 31, 2020, we had two operating leases for office and assembly space and no financing leases. We elected the practical expedient ASU 2018-11, Leases (Topic 842): Targeted Improvements which allows the Company to apply the transition provision for Topic 842 at the Company’s adoption date. Therefore, we recognized and measured leases existing at January 1, 2019 (inception date). In addition, the Company elected the optional practical expedient permitted under the transition guidance which allows the Company to carry forward the historical accounting treatment for existing leases upon adoption. Lastly, the Company elected a short-term lease exception policy, permitting it to exclude the recognition requirements of this standard from leases with initial terms of 12 months or less. No impact was recorded to the income statement or beginning retained earnings for Topic 842.

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Beginning January 1, 2019, operating ROU assets and operating lease liabilities are recognized based on the present value of lease payments, including annual rent increases, over the lease term at commencement date. Operating leases in effect prior to January 1, 2019 were recognized at the present value of the remaining payments on the remaining lease term as of January 1, 2019. As none of our leases included an implicit rate of return, we used our incremental borrowing rate based on lease term information available as of the adoption date or lease commencement date in determining the present value of lease payments. The impact of ASU No. 2016-02 on our consolidated balance sheet beginning January 1, 2019 was through the recognition of ROU assets and lease liabilities for operating leases. Amounts recognized at January 1 and December 31, 2019 for operating leases are as follows:

In thousands	January 1, 2019		December 31, 2019
ROU assets	NIS	10,907	NIS	10,091
Lease liability	NIS	10,907	NIS	10,181

Other information related to our operating leases is as follows:

In thousands
ROU asset - January 1, 2019	NIS	10,907
Amortization		(2,961)
New leases		2,145
ROU asset - December 31, 2019	NIS	10,091

Lease liability - January 1, 2019	NIS	10,907
Amortization		(2,871)
New leases		2,145
Lease liability - December 31, 2019	NIS	10,181

In thousands
ROU asset - January 1, 2020	NIS	10,091
Amortization		(3,253)
New leases		1,747
ROU asset - December 31, 2020	NIS	8,585

Lease liability - January 1, 2020	NIS	10,181,
Amortization		(3,228)
New leases		1,747
Lease liability - December 31, 2020	NIS	8,700

In thousands	December 31, 2020
Lease liability
Short term	NIS	3,095
Long term		5,605
Total	NIS	8,700

As of December 31, 2020, our operating leases had a weighted average remaining lease term of 33 months and a weighted average discount rate of 3.1%.

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The table below reconciles the fixed component of the undiscounted cash flows for each of the first five years and the total remaining years to the lease liabilities recorded on the Consolidated Balance Sheet as of December 31, 2020:

In thousands

Year	Minimum lease payments
2021	NIS	3,145
2022		2,714
2023		1,850
2024		1,213
2025		247
Total	NIS	9,169

NOTE 13 – STOCKHOLDER’S EQUITY

As of December 31, 2020, and 2019, Dangot had 10,000 shares of common stock at par value NIS 1.00 issued and outstanding. During 2020, the Company paid NIS7 million in dividends to the sole shareholder.

NOTE 14 – RELATED PARTY TRANSACTIONS

Mr. Haim Dangot, our Chief Executive Officer and principal shareholder holds a 10% interest in Dannet.

During 2020 and 2019, Dangot sold NIS24 and NIS 374 thousand, respectively, in products to “Neway”. During 2020 and 2019, Dangot purchased from Neway services in the amounts of NIS1,530 thousand and NIS1,845 thousand, respectively.

As of December 31, 2019, the Company has a debt balance in the other receivable of NIS229 thousands to Haim Dangot.

The Company leases its headquarters and two other buildings from Mr. Haim Dangot, our principal shareholder. During 2020 and 2019, the Company made lease payments (for the buildings) of NIS1,000 and NIS 1,046 thousand, respectively. For the year ending December 31, 2020, and 2019, the Company paid Mr. Haim Dangot and his son total salary and compensation of NIS1,160 and NIS 959 thousand, respectively.

“Credid” carries an owner loan that Dangot has given it since it was established from 2016 year. The loan bears a conceptual interest rate of about 2.7 percent (according to the Israeli Income Tax Standard 3 (“Yud”)). During 2020, the company sold its entire holding in Credid for an amount of NIS 1 million. In addition, the owner loan to Credid was repaid, including the interest in the total amount of NIS 550 thousand.

All intercompany transactions and balances have been eliminated.

NOTE 15 – INCOME TAX

The Israeli corporate tax rate in 2020 and 2019 was 23%.

Tax assessments:

The Company’s assessments for the tax years up to and including the 2015 tax years are deemed to be final, subject to the authorities that have been afforded to the Director of the Taxes Authority pursuant to Sections 145, 147 and 152 of the Income Tax Ordinance.

Deferred tax assets and liabilities:

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2020 and 2019, the Company’s deferred taxes were in respect of the following.

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Deferred taxes composition:

	Statements of Balance sheet				Statements of Income
	As of December 31,				For the year ended December 31
In thousands	2020		2019		2020		2019
Deferred tax liabilities
Surplus of deposit over provision	NIS	-	NIS	20	NIS	20	NIS	162
US-GAAP adjustment		24		2		(22)		(53)
		24		22		(2)		109

Current tax assets
Surplus of provision over deposit		11		-		11		-
Provision for doubtful debts		393		760		(367)		419
Provision for vacation leave		337		176		161		29
Provision for recuperation pay		22		18		4		1
		763		954		(191)		449

Deferred tax income (expenses)					NIS	(193)	NIS	340

Deferred tax assets, net	NIS	739	NIS	932

Taxes on income that are recorded in the statements of income:

	For the year ended December 31
In thousands	2020		2019
Current taxes	NIS	1,227	NIS	1,309
Deferred taxes		193		(340)
Taxes for prior years		14		13
	NIS	1,434	NIS	982

Reconciliation of the theoretical tax expense to the actual tax expense:

A reconciliation between the theoretical tax expense, assuming all income is taxed at the statutory tax rate applicable to income for an Israeli company (corporate tax rate as of 2018 and thereafter is 23%), and the actual tax expense as reported in the statements of income is as follows:

	For the year ended December 31
In thousands	2020		2019
Income before taxes, as reported in the consolidated statements of income	NIS	7,285	NIS	4,793

Statutory tax rate		23%		23%

Theoretical tax expenses on the above amount at the Israeli statutory tax rate		1,676		1,102
Non-deductible expenses		25		39
Share in income of associated companies		(54)		(33)
Non-deferred taxes - subsidiary		(227)		(139)
Tax expenses in respect of prior years, net		14		13
Income tax	NIS	1,434	NIS	982

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NOTE 16: - COST OF GOODS SALES

Cost of goods sales expenses consisted of the following over the year:

	Over the year
In thousands	2020		2019
Purchases	NIS	88,818	NIS	90,237
HP		(15,586)		(18,141)
Import commissions and expenses		3,096		1,616
Opening inventory		15,489		13,187
Closing inventory		(13,578)		(15,489)
Lease expenses		2,098		1,928
Salary		12,407		10,757
	NIS	92,744	NIS	84,095

Under ASC 705 standard, the Company recognizes the cost of sales expenses. Most expenses consist of purchases that the Company buys from various suppliers. Dangot purchases products such as: printers, toners, computers, sales stands, carts and other products that it sells to its various customers. In addition, the Company has operating lease assets in respect of assets used for the sale and storage of the Company’s products. Salary expenses for employees in the field of purchasing, warehouses and service.

HP

Dangot has a supplier relationship whereby the supplier provides printers, card readers, and other equipment to Dangot as a dealer distributor. The supplier has national contracts with Israeli government entities and large corporations (“End Users”) which Dangot, as the dealer, services.

The Supplier has implemented a rebate program with Dangot as follows:

i.	Dangot receives the orders from the End Users. These orders are typically below the prevailing market price due to the End Users’ contracts with the supplier.
ii.	Dangot purchases the requested equipment based on the normal supplier and Dangot pricing.
iii.	Once Dangot sales and invoices the End Users for the equipment, Dangot submits a copy of the End User invoice to the supplier who then pays Dangot.

The supplier has implemented this rebate program to ensure Dangot does not sell the suppliers products to non-End Users at a reduced price. Under ASC 705-20, Cost of Sales and Services — Accounting for Consideration Received from a Vendor, consideration received from a vendor is accounted for as a reduction of the purchase price of the goods acquired from the vendor unless the consideration is received for one of three things:

i.	In exchange for a distinct good or service transferred to the supplier.
ii.	A reimbursement of costs incurred to sell the supplier’s products.
iii.	Consideration for sales incentives offered to customers by manufacturers.

Because none of the previous exceptions noted above are applicable, Dangot accounts for the supplier’s rebate as a reduction in the cost of sale.

NOTE 17: - OTHER INCOME (EXPENSES)

The Company’s interest expenses mainly consist of interest and linkage expenses on loans, exchange rate differences from purchases, fees from credit cards, interest and linkages from various suppliers, etc.

Most of the other income in 2020 consists of the associated company, “Credid”, which was sold in the amount of NIS 1 million, which was recognized as a gain.

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NOTE 18: - LIENS, GUARANTEES, CONTINGENT LIABILITIES

As security for credit received from a banking corporation, an unlimited current lien was imposed as well as a general current lien on the property.

As security for credit received from a banking corporation, a first-degree fixed lien was imposed without limitation on the unpaid share capital, goodwill, banknotes that the Company provided or will deliver to the bank for security or collection or custody.

As of December 31, 2020, and 2019, there are contingent liabilities in respect of bank guarantees to customers, as performance guarantees, in the amount of approximately NIS 1,236 thousand and 1,372 thousand, respectively.

As of December 31, 2020, and 2019, there is a commitment to pay within the framework of documentary credit, in the amount of approximately NIS 1,626 thousand and 1,679 thousand, respectively.

The Company’s shareholder (Haim Dangot) provided personal guarantees against the Company’s liabilities to the banks.

In the context of short-term credit from Bank Hapoalim that the Company received (approximately NIS 2 million), the Company undertook to ensure that the tangible capital ratio (as stipulated in the agreement) will not be less than 13 percent of the Company’s total balance sheet. And in any case, the tangible equity will not be reduced by a total of NIS 5 million. It was also determined that the ratio between operating profit and financing expenses will exceed 1.3 and the ratio between net short-term credit and working capital will not exceed.

As of the end of 2020, the Company is meeting these financial targets.

On May 7, 2020, the Company received a loan from a banking institution (Bank Leumi) in the amount of NIS 3 million. The loan period is for 5 years and accrues interest at a rate of 3.1 percent. The current maturities of long term liabilities for 2021 will be NIS 490 thousand. As part of taking out this loan, the Company made a long-term deposit in the amount of NIS150 thousand with exit option in 2021.

NOTE 19 – SUBSEQUENT EVENT

On May 6, 2021, Dangot entered into a definitive agreement to be acquired by OMNIQ, Corp. a United States based leader in providing innovative technologies. Pursuant to the definitive agreement, OMNIQ will acquire 51% of Dangot. Upon the effectiveness of the acquisition, OMNIQ will pay the Haim Dangot, the primary shareholder of Dangot, a total of approximately $7.6 million (depending upon exchange rate to the Israeli Shekel) comprised of approximately $5.2 million to be paid in cash and $2 million in restricted shares based on average closing share price over the 30 trading days prior to signing. OMNIQ will have a one-year option to acquire the remaining 49% at the same valuation. Closing is expected shortly, upon receipt of approval by the Israeli Competition Authority.

During the first half of 2021, the Company announced the distribution of a dividend to its shareholder in the amount of NIS 4,388 thousand.

As of June 30, 2021, the dividend amount has not yet been distributed.

During July 2021, the Company paid a portion of the declared dividend to its shareholder (Haim Dangot) in the amount of NIS 988K (from the NIS 4,338 declared).

The rest of the declared amount is expected to be paid by the end of 2021.

In accordance with ASC 855, “Subsequent Events”, the Company has evaluated all subsequent events through the August 12, 2021, the date the financial statements were available to be issued. No other significant events have occurred besides the events disclosed in the Notes to the Financial Statements.

NOTE 20 – CONVENIENCE TRANSLATION (Un-audited)

Solely for the convenience of the reader, this Annual Report contains translations of certain NIS amounts into U.S. Dollars at specified rates. These translations should not be construed as representations that the translated amounts actually represent such dollar or NIS amounts, as the case may be, or could be converted into U.S. Dollars or NIS as the case may be, at the rates indicated or at any other rate. Therefore, unless otherwise stated, the translations of NIS into U.S. Dollars have been made at the rate of NIS 3.215 = $1.00, the representative exchange rate on December 31, 2020.

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